As filed with the Securities and Exchange Commission on August 6, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Encore Medical Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	3842	65-0572565
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9800 Metric Blvd.

Austin, Texas 78758

(512) 832-9500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Harry L. Zimmerman

Executive Vice President—General Counsel, Secretary

Encore Medical Corporation

9800 Metric Blvd.

Austin, Texas 78758

(512) 832-9500

(Name, Address, Including Zip Code and Telephone  Number, Including Area Code, of Agent for Service)

COPIES TO

Darrell R. Windham WINSTEAD SECHREST & MINICK P.C. 100 Congress Avenue, Suite 800 Austin, Texas 78701 (512) 474-4330	Stuart Bressman BROWN RAYSMAN MILLSTEIN FELDER & STEINER LLP 900 Third Avenue New York, New York 10022 (212) 895-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-106821

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	862,500 Shares	(1)	$4.00	$3,450,000	$280	(2)

(1)	Includes 129,375 shares of common stock that may be purchased by the underwriters solely to cover over-allotments.
(2)	The registrant previously registered an aggregate of $36,069,750 worth of common stock on a registration statement on Form S-1 (File No. 333-106821) for which a filing fee of $2,918 was paid.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Encore Medical Corporation is filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement incorporates by reference the contents of the registration statement on Form S-1, as amended (Registration No. 333-106821), which was declared effective by the Securities and Exchange Commission on August 5, 2003, and is being filed for the sole purpose of registering additional securities of the same class as were included in that registration statement.

CERTIFICATION

Encore Medical Corporation hereby certifies to the Securities and Exchange Commission that (1) we have instructed our bank to pay the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the SEC’s account at Mellon Bank or by authorizing the Securities and Exchange Commission to withdraw from our account with the Securities and Exchange Commission the amount of the filing fee, to the extent such funds are available in our account, in either case as soon as practicable, but not later than the close of business on August 6, 2003; (2) we will not revoke those instructions; (3) we have sufficient funds in our account to cover the amount of the filing fee; and (4) we will either confirm receipt of our instructions by our bank during our bank’s regular business hours, or confirm the withdrawal of the fee from our Securities and Exchange Commission account, no later than August 6, 2003.

Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Title

5.1	Opinion of Winstead Sechrest & Minick P.C. as to the legality of the securities being registered.

23.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 6, 2003.

ENCORE MEDICAL CORPORATION
(registrant)

By:	/S/ KENNETH W. DAVIDSON
Kenneth W. Davidson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KENNETH W. DAVIDSON Kenneth W. Davidson	Chairman of the Board, Chief Executive Officer, Director	August 6, 2003

* Paul D. Chapman	President and Chief Operating Officer	August 6, 2003

/S/ AUGUST B. FASKE August B. Faske	Executive Vice President—Chief Financial Officer (Principal Accounting and Financial Officer)	August 6, 2003

* John H. Abeles	Director	August 6, 2003

* Alastair J. T. Clemow	Director	August 6, 2003

* Jay M. Haft	Director	August 6, 2003

* Joel S. Kanter	Director	August 6, 2003

* Richard O. Martin	Director	August 6, 2003

* Zubeen Shroff	Director	August 6, 2003

* Bruce F. Wesson	Director	August 6, 2003

*By:	/S/ HARRY L. ZIMMERMAN
Harry L. Zimmerman Attorney-in-Fact